     As filed with the Securities and Exchange Commission on December 28, 2009
     Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NAVISITE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2137443 (I.R.S. Employer Identification Number)

400 Minuteman Road, Andover, Massachusetts (Address of Principal Executive Offices)	01810 (Zip Code)
Amended and Restated 1999 Employee Stock Purchase Plan
(Full Title of the Plan)
Mark Zingale, Esq.
General Counsel and Secretary
NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts 01810
(Name and Address of Agent for Service)
(978) 682-8300
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Thomas B. Rosedale, Esq.
BRL Law Group LLC
425 Boylston Street, Third Floor
Boston, Massachusetts 02116
(617) 399-6931
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
	to be	Price	Offering	Registration
Title of Securities to be Registered	Registered	Per Share	Price	Fee
Common Stock, $.01 par value	600,000 shares	$1.98 (1)	$1,188,000 (1)	$84.70

(1)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on December 23, 2009 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

Statement of Incorporation by Reference:
     In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates herein by reference the contents of the Registration Statement on Form S-8 (File No. 333-149298) filed by the Registrant on February 15, 2008, the Registration Statement on Form S-8 (File No. 333-56454) filed by the Registrant on March 2, 2001 and the Registration Statement on Form S-8 (File No. 333-89987) filed by the Registrant on October 29, 1999, relating to the Registrant’s Amended and Restated 1999 Employee Stock Purchase Plan (the “Plan”), except as to the items set forth below. This Registration Statement provides for the registration of an additional 600,000 shares under the Plan.
Item 6. Indemnification of Directors and Officers
     In addition to the contents provided in Item 6 of the Registration Statement on Form S-8 (File No. 333-89987) filed by the Registrant on October 29, 1999, the following information is hereby disclosed under Item 6 of this Registration Statement: the Registrant has entered into agreements with all of its directors and officers affirming the Registrant’s obligation to indemnify them to the fullest extent permitted by law and providing various other protections.
Item 8. Exhibits
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on December 28, 2009.

NAVISITE, INC.
By:	/s/ Arthur P. Becker
Arthur P. Becker
Chief Executive Officer and President

POWER OF ATTORNEY
     We, the undersigned officers and directors of NaviSite, Inc., hereby severally constitute Arthur P. Becker, James W. Pluntze and Mark Zingale, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable NaviSite, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 28, 2009.

Signature	Title

/s/ Andrew Ruhan	Chairman of the Board of Directors
Andrew Ruhan

/s/ Arthur P. Becker	Chief Executive Officer, President and Director (Principal
Arthur P. Becker	Executive Officer)

/s/ James W. Pluntze	Chief Financial Officer (Principal Financial and Accounting Officer)
James W. Pluntze

/s/ James H. Dennedy	Director
James H. Dennedy

/s/ Thomas R. Evans	Director
Thomas R. Evans

/s/ Larry W. Schwartz	Director
Larry W. Schwartz

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999 (File No. 000-27597).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of January 4, 2003, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003 (File No. 000-27597).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of January 7, 2003, is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003 (File No. 000-27597).

4.4	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock, dated as of September 12, 2007, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 18, 2007 (File No. 000-27597).

4.5	Waiver to the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock, dated as of September 25, 2007, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2007 (File No. 000-27597).

4.6	Amended and Restated By-Laws is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999 (File No. 000-27597).

4.7	Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-83501).

4.8	Specimen Certificate of Series A Convertible Preferred Stock of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 18, 2007 (File No. 000-27597).

5	Opinion of BRL Law Group LLC.

23.1	Consent of BRL Law Group LLC (included in Exhibit 5).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

99.1	NaviSite, Inc. Amended and Restated 1999 Employee Stock Purchase Plan is incorporated herein by reference to Appendix I to the Registrant’s Definitive Proxy Statement on Schedule 14A filed November 13, 2007 (File No. 000-27597).

99.2	Amendment No. 1 to NaviSite, Inc. Amended and Restated 1999 Employee Stock Purchase Plan is incorporated herein by reference to Appendix I to the Registrant’s Definitive Proxy Statement on Schedule 14A filed October 30, 2009 (File No. 000-27597).